UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2020

CCUR Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37706	04-2735766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6470 East Johns Crossing, Suite 490, Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 305-6434

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name on exchange which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Director

On June 17, 2020, Wayne Barr, Jr. resigned from the Board of Directors (the “Board”) of CCUR Holdings, Inc. (the “Company”). Mr. Barr’s resignation from the Board did not involve any disagreement with the Board, the Company or its management on any matter relating to the Company’s operations, policies or practices. Mr. Barr is currently on an indefinite leave of absence from his position as Chief Executive Officer (“CEO”) and President of the Company as announced in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 12, 2020. The unvested restricted stock and options granted to Mr. Barr during his term as CEO and President of the Company will continue to vest during his leave of absence.

Appointment of Director

On June 17, 2020, upon recommendation of the Nominating Committee of the Board and effective that day, the Board appointed Robert Pons to serve on the Board until the 2020 annual meeting of stockholders of the Company (the “2020 Meeting”). The Board intends to nominate Mr. Pons for election as an independent director of the Company and recommend in favor of his election by stockholders at the 2020 Meeting. The Board also appointed Mr. Pons as the Nominating Committee Chairman and as a member of the Compensation, Audit and Asset Management committees. Mr. Pons will receive the non-employee director compensation designated for directors and the Nominating Committee Chairman as outlined in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on September 9, 2019, as adjusted by the Board from time to time.

Mr. Pons, age 64, was previously a director of the Company from July 2012 to December 2018. Mr. Pons is President and Chief Executive Officer of Spartan Advisors, Inc., a management consulting firm specializing in telecom and technology companies. From May 2016 to December 2016, Mr. Pons served as Executive Vice President of PTGi-ICS, a wholly owned subsidiary of HC2 Holdings, Inc. (formerly PTGi Holdings, formerly Primus Telecommunications). From May 2014 until May 2016 he served as Executive President of Business Development of HC2 Holdings, Inc, a diversified holding company, with operating subsidiaries primarily in the United States and the United Kingdom. From January 2008 to January 2011, he was Senior Vice President, Capital Markets, at TMNG Global, a global consulting firm to technology, media, communications and financial services companies. Prior to this, Mr. Pons served in a number of senior management roles in technology companies, including Uphonia (formerly SmartServ Online, Inc.), a wireless applications development company and FreedomPay, a cashless retail payment system vendor. Mr. Pons has served on the board of directors of Seachange International Inc. (NASDAQ:SEAC) since February 2019 and as the Chairman since November 2019. Mr. Pons previously served on the board of directors of Alaska Communications Inc. (NASDAQ: ALSK) from May 2018 to May 2019, Inseego Corp. (NASDAQ: INSG) (formerly Novatel Wireless) from October 2014 to October 2019, HC2 Holdings, Inc. (NYSE: HCHC) from September 2011 to June 2016 and MRV Communications, Inc. (formerly NASDAQ: MRVC) from October 2011 to August 2017. He also previously served on the board of directors of Arbinet, Proxim Wireless, Network-1 Security Systems, DragonWave, Inc. and Live Microsystems, Inc. (formerly Live Wire Mobile, Inc.).

Mr. Pons has no family relationships with any director or executive officer of the Company and has never served as one of the Company’s officers or employees. There are no arrangements or understandings between Mr. Pons and any other persons pursuant to which he was elected to the Board, and there have been no transactions involving the Company and Mr. Pons that the Company would be required to disclose pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2020

CCUR Holdings, Inc.
(Registrant)

	By:	/s/ Warren Sutherland
Warren Sutherland
Chief Financial Officer